CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated August 15, 1997, and to all references to our Firm included in or made a part of this Registration Statement on Form N-1A of Fasciano Fund, Inc.


ARTHUR ANDERSEN LLP

Chicago, Illinois
October 23, 1997